                                                                      Exhibit 21


                  LIST OF FIRST DATA CORPORATION SUBSIDIARIES
                           (AS OF FEBRUARY 15, 1998)

NAME OF SUBSIDIARY                               Jurisdiction of Incorporation
------------------                               -----------------------------

3418677 Canada Inc.                              Canada
440 Insurance Agency, Inc.                       Connecticut
440 Insurance Agency of Massachusetts, Inc.      Massachusetts
Actuarial Computer Technology, Inc.              Delaware
American Rapid Corporation                       Delaware
Appalachian Computer Services, Inc.              Kentucky
Applied Mailing Systems, Inc.                    Massachusetts
Atlantic Bankcard Properties Corporation         North Carolina
Atlantic States Bankcard Association, Inc.       Delaware
Banc One Payment Services, L.L.C.*               Delaware
BankBoston Merchant Services, L.L.C.*            Delaware
Bankcard Investigative Group Inc.                Delaware
Barnett - First Data Alliance*                   Delaware
Boatmen's Merchant Processing Company, L.L.C     Delaware
Business Office Services, Inc.                   Delaware
Call Interactive                                 Delaware General Partnership
Cardservice International, Inc.*                 California
CashTax Inc.                                     Delaware
CESI Holdings, Inc.                              Delaware
Chase Merchant Services, L.L.C.*                 Delaware
Consumer Credit Associates, Inc.                 Missouri
Credit Performance Inc.                          Delaware
DM Holdings, Inc.                                Delaware
Dabco Computer Services, Inc.                    California
Donnelley Funding, Inc.                          Delaware
Donnelley Marketing Consumer Promotions, Inc.    Delaware
Donnelley Marketing Holdings, Inc.               Delaware
EBPLife Insurance Company                        Oklahoma
Eastern States Bankcard Association Inc.         New York
Eastern States Monetary Services, Inc.           New York non-profit
Employee Benefit Plans, Inc.                     Delaware
FDC International Inc.                           Delaware
FDR (First Data Resources) Europe B.V.           Netherlands
FDR Interactive Technologies Corporation         New York
FDR Ireland Limited                              Delaware
FDR Limited                                      Delaware
FDR Missouri Inc.                                Delaware
FDR Signet Inc.                                  Delaware
FDR U.K. Limited                                 U.K.
First Data Asia Pacific Limited                  Hong Kong
First Data Barnett Alliance Partner Inc.         Delaware
First Data Canada Limited                        Ontario
First Data Communications Corporation            Delaware
First Data de Mexico, S.A. de C.V.               Mexico
First Data Distributors, Inc.                    Massachusetts
First Data Financial Services, L.L.C.            Delaware

                                                                      Exhibit 21

First Data Information Management Group Inc.     Delaware
First Data Integrated Services Inc.              Delaware
First Data Investor Services Group, Inc.         Massachusetts
First Data Investor Services Group Limited       Cayman Islands
First Data Latin America Inc.                    Delaware
First Data Merchant Services Corporation         Florida
First Data Pittsburgh Alliance Partner Inc.      Delaware
First Data Resources Asia-Pacific Limited        Australia
First Data Resources Australasia Limited         Australia
First Data Resources Australia Limited           Australia
First Data Resources Canada, Inc.                Ontario
First Data Resources Holdings Pty Limited        Australia
First Data Resources Investments Pty Limited     Australia
First Data Resources Inc.                        Delaware
First Data Resources Limited                     U.K.
First Data Solutions Inc.                        Delaware
First Data Technologies, Inc.                    Delaware
First Data Tennessee Inc.                        Delaware
First Financial Bank                             Georgia
First Financial Management Corporation           Georgia
GAMMA Micro-Systems LTEE                         Quebec
Grupo Dinamico Empresarial, S.A. de C.V.         Mexico
Hogan Information Public Record Company L.L.C.   Oklahoma
Hogan Information Services Co.                   Delaware
Huntington Merchant Services, L.L.C.*            Delaware
Integrated Payment Systems Canada Inc.           Canada
Integrated Payment Systems Inc.                  Delaware
International Banking Technologies, Inc.         Georgia
MicroBilt Corporation                            Georgia
MSFDC, L.L.C.*                                    Delaware
NaBANCO Georgia, Inc.                            Georgia
National Truckers Service Canada Inc.            Ontario
Negocios Informaticos, S.A.*                     Spain
NTS, Inc.                                        Maryland
Orlandi Valuta                                   California
Orlandi Valuta Nacional                          Nevada
Orlandi cle Mexico S.A. de C.V.                  Mexico
PNC Merchant Services Company*                   Delaware General Partnership
Research Park Association, Inc.                  Florida not-for-profit
Service Center, Inc.                             Maryland
Servicio Internacional de Envios, S.A. de C.V.   Mexico
Servicio Mexicano de Apoyo, S.C.                 Mexico
Shared Global Systems, Inc.                      Texas
Signet                                           U.K.
Signet Network Services Limited                  U.K.
Signet Processing, Ltd.                          U.K.
SkyTeller, L.L.C.*                               Delaware
Southern Telecheck, Inc.                         Louisiana
Technology Solutions International, Inc.         Georgia
TeleCheck International, Inc.                    Georgia
TeleCheck Payment Systems Limited                New Zealand
TeleCheck Pittsburgh/West Virginia, Inc.         Pennsylvania
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First Data Corporation
Page 3

TeleCheck Services Canada, Inc.                           Canada
TeleCheck Recovery Services, Inc.                         Colorado
TeleCheck Services, Inc.                                  Delaware
TeleCheck Services of Puerto Rico, Inc.                   Georgia
The Joint Credit Card Company Limited                     U.K.
The Shareholder Services Group (Bermuda) Limited          Bermuda
Unified Merchant Services*                                Georgia General
                                                            Partnership
VIPS, Inc.                                                Maryland
Wachovia Merchant Services, L.L.C.*                        Delaware
Wells Fargo Merchant Services, L.L.C.*                    Delaware
Western Union Communications, Inc.                        Delaware
Western Union Financial Services (Belgium), S.A.          Belgium
Western Union Financial Services (Canada), Inc.           Ontario
Western Union Financial Services (France)
  International Sarl                                      France
Western Union Financial Services Eastern Europe Limited   Delaware
Western Union Financial Services GmbH                     Austria
Western Union Financial Services (Hong Kong) Limited      Hong Kong
Western Union Financial Services, Inc.                    Delaware
Western Union MT East*                                    Russian Federation
Western Union S.A.                                        Argentina

* not wholly owned by FDC